UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

Equillium, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38692	82-1554746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa Suite 105
La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 240-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EQ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 1, 2024, Equillium, Inc. (the “Company”) announced positive topline data from the Type B portion of the Company’s Phase 1b EQUALISE study evaluating itolizumab in lupus nephritis patients. The data suggests high complete and partial response rates with rapid and deep reduction in urine protein creatinine ratio (“UPCR”) when itolizumab was added to mycophenolate mofetil/mycophenolic acid (“MMF/MPA”) and corticosteroids. The topline data delivered to the Company’s partner, Ono Pharmaceutical Co., Ltd. (“Ono”), represents the first of two data set triggers leading to Ono’s decision as to whether to exercise their option to acquire itolizumab, which is expected in the second half of 2024.

A total of 17 subjects were enrolled in the study, with 16 subjects analyzed as completing through Week 36 (12 weeks following the final dose, or their end of study (“EOS”) visit). Based on published guidelines for the management of lupus nephritis from the European League Against Rheumatism and European Renal Association-European Dialysis and Transplant Association, clinical activity assessments in the study were focused on the change in UPCR from baseline; proportion of apLN subjects with a complete response (“CR”), defined as 50% or greater reduction in UPCR and less than 0.5-0.7 g/g; and proportion of subjects achieving a partial response (“PR”), defined as 50% or greater reduction in UPCR.

Key topline data from the Type B portion of the EQUALISE study in lupus nephritis:

•	Subjects were highly proteinuric: baseline mean UPCR of 4.9 g/g.

•	Percent reduction from baseline in median spot UPCR is ~73%.

•	Best clinical response observed by week 36 or their EOS visit:

•	6 of 16 (37.5%) subjects achieved CR (UPCR < 0.7 g/g).

•	Additional 7 of 16 (43.8%) subjects achieved PR (UPCR > 50% reduction).

•

There was a greater overall response rate (“ORR”) achieved in patients receiving itolizumab by 12 and 28 weeks than expected compared to the ORR in patients receiving standard of care alone using data generated from the Accelerating Medicines Partnership® Lupus Network. Results are comparable to those observed in the Phase 3 AURORA1 study of voclosporin (ORR 70% at 6 and 12 months in active treatment).

•	Consistent with the decline in UPCR overtime, subjects were able to taper their systemic corticosteroids over the course of the study with >80% reduction by Week 24.

•	Itolizumab induced consistent pharmacodynamic responses in patients reducing the levels of cell surface CD6 on T cells, which is known to reduce T cell activity.

•	Itolizumab treatment (over 6 months) was also associated with reductions in absolute lymphocyte counts (“ALC”), another known pharmacodynamic effect.

•

As noted in other studies of drugs whose mechanism leads to reductions in ALC, such as the S1P modulators, the reduction in ALC observed here was not associated with increased rates of infection or other adverse clinical signals.

•

The majority of treatment emergent adverse events (“TEAEs”) were assessed as mild (Grade 1) or moderate (Grade 2) in severity, with the two most common TEAEs being lymphopenia and peripheral edema. Two subjects had at least one serious adverse event, none of which were related to study treatment.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding, among other things, the Company’s plans to deliver the results of the interim review of the EQUATOR study to Ono and the expected timeline for Ono to make its decision regarding exercising its option; plans for developing itolizumab; and the potential benefits of itolizumab. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “plans,” “will,” “believes,” “anticipates,” “expects,” “intends,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with the Company’s business in general, and the other risks described in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equillium, Inc.

Dated: April 1, 2024	By:	/s/ Jason A. Keyes
Jason A. Keyes
Chief Financial Officer